UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 3, 2011
(November 3, 2011)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189
______________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On November 3, 2011, PNM Resources, Inc. (the “Company”) issued a press release announcing its unaudited results of operations for the three months and nine months ended September 30, 2011. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company's press release and other communications from time to time may include certain financial measures that are not determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"). A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations, on an ongoing basis, of revenues, operating expenses, operating income, other income and deductions, net earnings, earnings per share, cash earnings and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company uses ongoing earnings, ongoing earnings per diluted share (or ongoing diluted earnings per share), cash earnings, ongoing EBITDA, and EBITDA to evaluate the operations of the Company and to establish goals for management and employees. Certain non-GAAP financial measures utilized by the Company exclude the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized impairments on assets held in trusts for nuclear decommissioning, and certain other non-recurring or infrequent items. The Company's management believes that these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations. Management also believes that the presentation of the non-GAAP financial measures is largely consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures with respect to prior periods.

As previously reported, the Company performed an impairment analysis of its investment in Optim Energy as of December 31, 2010. The Company's analysis indicated that its entire investment in Optim Energy was impaired and the Company reduced the carrying value of its investment in Optim Energy to zero at December 31, 2010. In accordance with GAAP, the Company did not record losses associated with its investment in Optim Energy in 2011 as PNMR has no contractual requirement or agreement to provide Optim Energy with additional financial resources. On September 23, 2011, the Company announced a reduction in its ownership in Optim Energy from 50% to 1%. The Company has included its share of Optim Energy ongoing losses in ongoing earnings through August 31, 2011 in order to reflect the Company's involvement in the business.

The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance. Reconciling items may include revenues and expenses resulting from transactions that do not occur in the normal course of the Company's business operations, as well as net unrealized mark-to-market gains and losses on economic hedges and the net change in unrealized impairments on assets held in trusts for nuclear decommissioning, as discussed above. In addition, the Company uses forecasts of ongoing EBITDA and cash earnings guidance to provide investors with management's expectations of additional indicators of ongoing financial performance. Since forecasts of EBITDA and cash earnings are derived from forecasted ongoing earnings, management is not able reconcile these items to a GAAP equivalent.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number    Description

99.1        Press Release dated November 3, 2011, and PNM Resources, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets as of September 30, 2011 and December 31, 2010, Condensed Consolidated Statements of Earnings for the three months and nine months ended September 30, 2011 and 2010, and Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2011 and 2010, and other preliminary financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: November 3, 2011	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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